Exhibit 2

CMI TAX DEFERRED SAVINGS PLAN

FINANCIAL STATEMENTS

AND SUPPLEMENTAL SCHEDULE

TOGETHER WITH REPORT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

DECEMBER 31, 2012 AND 2011

MORRIS DAVIS CHAN & TAN LLP

Certified Public Accountants

CMI TAX DEFERRED SAVINGS PLAN

TABLE OF CONTENTS

Page

Report of Independent Registered Public Accounting Firm	1

Audited Financial Statements:

Statements of Net Assets Available for Benefits as of December 31, 2012 and 2011	2

Statements of Changes in Net Assets Available for Benefits for the Years Ended December 31, 2012 and 2011	3

Notes to Financial Statements	4-13

Supplemental Schedule*

Schedule H, Line 4i - Schedule of Assets Held as of December 31, 2012	14

*	There are no other supplemental schedules required to be filed by Section 2520.103-10 of the Department of Labor Rules and Regulations for Reporting and Disclosure under ERISA.

i

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Plan Administrator

CMI Tax Deferred Savings Plan

We have audited the accompanying statements of net assets available for benefits of the CMI Tax Deferred Savings Plan (the Plan) as of December 31, 2012 and 2011, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Plan’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2012 and 2011, and the changes in net assets available for benefits for the years then ended in conformity with U.S. generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets held as of December 31, 2012 is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule is the responsibility of the Plan’s management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ Morris Davis Chan & Tan LLP

Oakland, California

June 24, 2013

CMI TAX DEFERRED SAVINGS PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

DECEMBER 31, 2012 AND 2011

	2012	2011

ASSETS
Investments, at fair value:
Chevron Corporation common stock	$397,523	$378,743
Collective investment fund	453,893	528,106
Mutual funds	1,104,812	1,267,536

Total investments	1,956,228	2,174,385
Noninterest-bearing cash	167	167

Total assets	1,956,395	2,174,552

LIABILITIES
Administrative expenses payable	—	379

Total liabilities	—	379

NET ASSETS REFLECTING ALL INVESTMENTS AT FAIR VALUE	1,956,395	2,174,173

Adjustment from fair value to contract value for fully benefit-responsive investment contract	(12,811)	(13,403)

NET ASSETS AVAILABLE FOR BENEFITS	$1,943,584	$2,160,770

See accompanying notes to financial statements

CMI TAX DEFERRED SAVINGS PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

	2012	2011

ADDITIONS
Contributions:
Employer	$—	$76,074
Participant	—	328,851

	—	404,925

Investment income:
Net appreciation in fair value of investments	140,660	91,466
Dividend and interest income	37,095	63,634

	177,755	155,100

Total additions	177,755	560,025

DEDUCTIONS
Distributions to participants	394,009	7,066,704
Administrative expenses	932	3,847

Total deductions	394,941	7,070,551

NET DECREASE	(217,186)	(6,510,526)

NET ASSETS AVAILABLE FOR BENEFITS
Beginning of year	2,160,770	8,671,296

End of year	$1,943,584	$2,160,770

See accompanying notes to financial statements

CMI TAX DEFERRED SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

A.	DESCRIPTION OF PLAN

The following description of the CMI Tax Deferred Savings Plan (the Plan) provides only general information. Participants should refer to the Plan agreement for a complete description of the Plan’s provisions.

General

The Plan is a defined contribution plan sponsored by Chevron Mining Inc., (CMI, the Company or Plan Sponsor). The original Plan was established effective January 1, 1999 by the Sponsor for the benefit of its employees to qualify under Section 401(k) of the Internal Revenue Code (the Code). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA), as amended. The Company administers the Plan and has appointed an employee to serve as the Plan administrator. The assets of the Plan are maintained in a trust fund administered under a trust agreement with Merrill Lynch Bank & Trust Co., FSB (Merrill Lynch, the Trustee).

The issuance of shares of Chevron Corporation common stock under the Plan have been registered on a registration statement on Form S-8 filed with the U.S. Securities Exchange Commission (the SEC) on October 26, 2009. On October 27, 2009, Chevron Corporation filed with the SEC a registration statement on Form S-3, as amended on December 1, 2009 and December 15, 2009, offering to rescind the purchase of shares of Chevron common stock by persons who acquired such shares through the Plan from February 21, 2008 through October 23, 2009. The shares subject to the rescission offer may have been deemed not to have been properly registered with the SEC for offer and sale to Plan participants under the Securities Act of 1933, as amended.

Sale of North River Mine

On May 6, 2011, the Company finalized the sale of the North River Mine to Jim Walter Resources, Inc., a subsidiary of Walter Energy, Inc. Former CMI employees of the North River Mine represented by the United Workers of America, Local 1926 became employees of Walter Energy, Inc. The Plan participants became 100% vested in their accounts as of the date such participants’ employment with the Company terminated.

Eligibility

The Plan is a trusteed 401(k) salary deferral plan covering all hourly paid employees of the North River Mine represented by the United Workers of America, Local 1926. Employees, who are age 18 or older, are eligible to participate in the Plan on the first date of their employment.

CMI TAX DEFERRED SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

A.	DESCRIPTION OF PLAN (Continued)

Contributions

Each participant has the option to make before-tax contributions to the Plan, subject to Plan and Internal Revenue Service limitations. Participants may change their elective deferral percentages and may terminate their elective deferrals at any time. For the first 4% contributed by each participant, the Company contributes an amount equal to 50% (i.e., a maximum of 2% of each participant’s eligible compensation) of such contribution.

New inexperienced miners entering the bituminous coal mining industry for the first time or who do not have a State Miner’s Certification effective January 1, 2007 shall be eligible for Enhanced Premium Contributions equal to $1 for every hour worked payable monthly. Employees subject to the monthly Enhanced Premium Contributions shall not be entitled to health care following their retirement date, based on service with the Company, except as defined in the Plan document.

Participant Accounts

Each participant’s account is credited with the participant’s contribution and allocation of the Company’s matching contributions, and Plan earnings and losses. Allocation is based on participant account balances, as defined. The benefit to which a participant is entitled is the amount that can be provided from the participant’s vested account balance.

Vesting

Participants are immediately vested in their contributions. Effective May 6, 2011, a participant of the Plan who became employed with Walter Energy, Inc. will be 100% vested as of the date such participant’s employment with the Company terminated. Prior to May 6, 2011, vesting in the Company matching contributions made after December 31, 2001 is 100% vested after 3 years of continued service (5 years for Company matching contributions made on or before December 31, 2001). A service year is any year in which a participant works at least 1,000 hours in a 12-consecutive-month period.

Forfeitures

Forfeitures are used to pay administrative expenses or reduce employer contributions. There were no forfeitures as of December 31, 2012 and 2011.

Payment of Benefits

Employees over the age of 59 1/2 may elect to withdraw funds from the Plan prior to termination of employment or retirement. On termination of service, a participant may receive the value of his or her account as a lump sum payment, or in monthly installments over various periods or life, provided that the participant is of retirement age as specified by the Internal Revenue Code. Participants with vested balances greater than $1,000 have the option of leaving their accounts within the Plan after termination. There were no distributions considered payable as of December 31, 2012 and 2011.

CMI TAX DEFERRED SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

A.	DESCRIPTION OF PLAN (Continued)

Investment Alternatives

The participants of the Plan may currently choose among 15 investment alternatives that are managed by Merrill Lynch. These investment alternatives consist of 13 mutual funds (the Funds), a collective investment fund, and Chevron Corporation common stock. Allocations of earnings and losses are based on the participants’ account balances in each fund.

B.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Pronouncements Issued and Adopted

In May 2011, the Financial Accounting Standards Board issued ASU 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS, to converge U.S. generally accepted accounting principles (GAAP) and International Financial Reporting Standards on fair value measurements and disclosures. The amended guidance changes several aspects of the fair value measurement guidance in Accounting Standards Codification (ASC) 820, Fair Value Measurement, including information about valuation techniques and unobservable inputs used in Level 3 fair value measurements and a narrative description of the sensitivity of Level 3 measurements to changes in unobservable inputs. The amended guidance was effective beginning after December 15, 2011. ASU 2011-04 does not have an impact on the Plan’s financial statements as there are no Level 3 investments held.

Basis of Accounting

The financial statements are prepared on the accrual basis of accounting in accordance with GAAP. Revenues are recognized as earned. Distributions to participants are recorded when paid. All other expenses are recorded as incurred.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Investment Valuation and Income Recognition

Investments are reported at fair value. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Net appreciation (depreciation) in fair value of investments includes realized gains (losses) and unrealized appreciation (depreciation).

CMI TAX DEFERRED SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

B.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fully Benefit-Responsive Contracts - The collective investment fund, which invests primarily in guaranteed investment contracts, and has a fully-benefit responsive feature, is recorded at fair value and adjusted to contract value, which represents contributions made under the contract, plus interest earned, less withdrawals and administrative expenses. As described in ASC 962, Defined Contribution Pension Plans, investment contracts held by a defined-contribution plan are required to be reported at fair value. Contract value is the amount participants would receive if they were to initiate permitted transactions under the terms of the plan and is used to approximate fair value. As required by ASC 962, the Statements of Net Assets Available for Benefits present the fair value of the investment contracts from fair value to contract value. The Statements of Changes in Net Assets Available for Benefits are prepared on a contract value basis.

Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the cash basis, which approximates the accrual basis. Dividends are recorded on the ex-dividend date.

C.	INVESTMENTS

The following broad range of investment options were available to participants:

Core Funds:

Fund Name	Fund Type
Chevron Corporation Common Stock	Company Stock
Wells Fargo Stable Value Fund*	Stable Value
Bank of America N.A. Retirement Preservation Trust**	Stable Value
Ivy Balanced Fund	Balanced
Invesco International Growth Fund	International Equity
BlackRock Global Allocation Fund	Large Cap Blend
Sentinel Common Stock Fund***	Large Cap Blend
BlackRock Capital Appreciation Fund	Large Cap Growth
Invesco Van Kampen American Franchise Fund	Large Cap Growth
Victory Diversified Stock Fund***	Large Cap Growth

*	New investment option effective February 2011.
**	Investment was terminated and redeemed in February 2011.
***	Victory Diversified Stock Fund was replaced by Sentinel Common Stock Fund on January 13, 2012.

CMI TAX DEFERRED SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

C.	INVESTMENTS (Continued)

Fund Name	Fund Type
BlackRock S&P 500 Index Fund	Large Cap Stock
American Funds Washington Mutual Investor Fund	Large Cap Value
Dreyfus Opportunistic Midcap Value Fund	Mid-Cap Value
MFS New Discovery Fund	Small Cap Growth
Victory Small Company Opportunity Fund	Small Cap Value
PIMCO Total Return Fund	Fixed Income
MFS Government Securities Fund	Fixed Income

The fair value of investments that represent 5% or more of the Plan’s net assets as of December 31, 2012 and 2011 are as follows:

	2012		2011
Common stock:
Chevron Corporation	$397,523		$378,743
Collective investment fund:
Wells Fargo Stable Value Fund at contract value	441,082		514,703
Mutual funds:
BlackRock Capital Appreciation Fund (formerly BlackRock Fundamental Growth Fund)	209,135		238,030
BlackRock S&P 500 Index Fund	176,447		209,988
PIMCO Total Return Fund	143,094		162,448
INVESCO International Growth Fund	112,498		165,651
Sentinel Common Stock Fund	112,572			(1)
Victory Diversified Stock Fund		(1)	133,269
American Washington Mutual Investor Fund		(2)	116,086

(1)	Sentinel Common Stock Fund replaced Victory Diversified Stock Fund in January 2012.
(2)	Investment was below 5% of the Plan’s net asset at year-end.

CMI TAX DEFERRED SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

C.	INVESTMENTS (Continued)

For the years ended December 31, 2012 and 2011, the Plan’s investments (including gains and losses on investment bought and sold, as well as held during the year) appreciated in value by $140,660 and $91,466, respectively.

	2012	2011

Common stock	$6,201	$119,194
Collective investment fund	6,419	20,985
Mutual funds	128,040	(48,713)

Net appreciation in fair value of investments	$140,660	$91,466

D.	FAIR VALUE MEASUREMENTS

ASC 820 establishes a framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under ASC 820 are described below:

Level 1:	Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Plan has the ability to access.

Level 2:	Inputs to the valuation methodology include:

	•	Quoted prices for similar assets or liabilities in active markets;

	•	Quoted prices for identical or similar assets or liabilities in inactive markets;

	•	Inputs other than quoted prices that are observable for the asset or liability; and

	•	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3:	Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The asset’s or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

CMI TAX DEFERRED SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

D.	FAIR VALUE MEASUREMENTS (Continued)

Following is a description of the valuation methodologies used for investments measured at fair value. There have been no changes in the methodologies used at December 31, 2012 and 2011.

•	Common stocks are valued at the closing price reported on the active market on which the individual securities are traded.

•

Collective investment fund is valued at the net asset value of units of participation held by the Plan. The value of the underlying assets of the collective investment fund is calculated based on quoted market prices or other observable inputs.

•	Mutual funds are valued at the net asset value of shares held by the Plan.

The methods described above may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, while the Plan believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

The following tables set forth by level within the fair value hierarchy, the Plan’s investments at fair value as of December 31, 2012 and 2011.

	Investments at Fair Value as of December 31, 2012
	Level 1	Level 2	Level 3	Total

Common stock	$397,523	$—	$—	$397,523
Collective investment fund	—	453,893	—	453,893
Mutual funds:
Equity funds	891,962	—	—	891,962
Fixed income funds	182,511	—	—	182,511
Allocation fund	30,339	—	—	30,339

Investments, at fair value	$1,502,335	$453,893	$—	$1,956,228

CMI TAX DEFERRED SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

D.	FAIR VALUE MEASUREMENTS (Continued)

	Investments at Fair Value as of December 31, 2011
	Level 1	Level 2	Level 3	Total

Common stock	$378,743	$—	$—	$378,743
Collective investment fund	—	528,106	—	528,106
Mutual funds:
Equity funds	1,035,845	—	—	1,035,845
Fixed income funds	204,100	—	—	204,100
Allocation fund	27,591	—	—	27,591

Investments, at fair value	$1,646,279	$528,106	$—	$2,174,385

E.	TRUSTEE AND ADMINISTRATIVE SERVICES

Certain trustee administrative and recordkeeping fees are paid by the Plan. The Plan incurred $932 and $3,847 for trustee fees during 2012 and 2011, respectively. These fees are included in the accompanying financial statements. The Company at its election, pays other Plan administrative and accounting fees. The Company incurred $15,131 and $14,155 for other administrative and accounting fees during the years ended December 31, 2012 and 2011, respectively. These fees are not reflected in the accompanying financial statements.

F.	TAX STATUS

The Plan obtained its latest determination letter on January 24, 2011, in which the Internal Revenue Service (IRS) stated that the Plan, as then designed, was in compliance with the applicable requirements of the Code. Once qualified, the Plan is required to be operated in conformity with the Code to maintain its qualification, including its operation in accordance with the Plan’s terms.

GAAP requires Plan management to evaluate tax positions taken by the Plan and recognize a tax liability (or asset) if the Plan has taken an uncertain tax position that would not meet the more likely than not standard and be sustained upon examination by the IRS. The Plan administrator has analyzed the tax positions taken by the Plan, and has concluded that as of December 31, 2012, there are no uncertain tax positions taken or expected to be taken that would require recognition of a liability (or asset) or disclosure in the financial statements. The Plan is subject to routine audits by taxing jurisdictions. The IRS audits of the Plan’s annual reports and records for plan years 1999 through 2011 were completed in May 2013. See Note J.

CMI TAX DEFERRED SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

G.	PLAN TERMINATION

Following the sale of the North River Mine to Jim Walter Resources, Inc., Plan participants became 100% vested in their accounts as of the date of their termination of employment with the Company. The Company retained the Plan pending completion of the IRS audits of the Plan’s annual reports and records for plan years 1999 through 2011. See Note J.

H.	RISKS AND UNCERTAINTIES

The Plan invests in various investment securities. Investment securities are exposed to various risks, such as interest rate, market and credit risks. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in the values of investments will occur in the near term and that such changes could materially affect participants’ account balances and the amounts reported in the Statements of Net Assets Available for Benefits.

I.	RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

The Plan files its Form 5500 on the cash basis. The following is a reconciliation of the financial statements to the Form 5500 as of and for the years ended December 31, 2012 and 2011:

	Net Assets	Change in Net Assets

As of and for the year ended December 31, 2012:
Per financial statements	$1,943,584	$(217,186)
Adjustment from contract value to fair value for fully benefit-responsive investment contract	12,811	(592)
Administrative expenses payable	—	(379)

Per Form 5500	$1,956,395	$(218,157)

	Net Assets	Change in Net Assets

As of and for the year ended December 31, 2011:
Per financial statements	$2,160,770	$(6,510,526)
Adjustment from contract value to fair value for fully benefit-responsive investment contract	13,403	13,403
Other receivable	—	50
Administrative expenses payable	379	(570)

Per Form 5500	$2,174,552	$(6,497,643)

CMI TAX DEFERRED SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

J.	SUBSEQUENT EVENTS

The Plan’s financial statements have been evaluated for subsequent events and transactions. The Company determined that there are no subsequent events and transactions that require disclosure to or adjustment in the financial statements except as noted below.

•

The IRS audits of the Plan as indicated on Notes F and G were completed. On May 15, 2013, the IRS approved and signed the Closing Agreement pertaining to the qualifications of the Plan. All items in that Closing Agreement were completed by the Company to the satisfaction of the IRS and requires no further action from the Company.

CMI TAX DEFERRED SAVINGS PLAN

EIN 44-0658937 PLAN NO. 008

SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS HELD

DECEMBER 31, 2012

( a )	( b )	( c )	( e )
	Identity of Issue, Borrower, Lessor, or Similar Party	Description of Investment Including Maturity Date, Rate of Interest, Collateral, Par, or Maturity Value	Current Value

*	Chevron Corporation	Common stock	$397,523
	Wells Fargo Stable Value Fund	Collective investment fund	453,893
	BlackRock S&P 500 Index Fund	Mutual fund	176,447
	BlackRock Capital Appreciation Fund	Mutual fund	209,135
	Invesco International Growth Fund	Mutual fund	112,498
	PIMCO Total Return Fund	Mutual fund	143,094
	Sentinel Common Stock Fund	Mutual fund	112,572
	BlackRock Global Allocation Fund	Mutual fund	30,339
	American Washington Mutual Investor Fund	Mutual fund	90,624
	MFS Government Securities Fund	Mutual fund	39,417
	Invesco Van Kampen American Franchise Fund	Mutual fund	36,229
	MFS New Discovery Fund	Mutual fund	13,233
	Victory Small Company Opportunity Fund	Mutual fund	13,043
	Ivy Balanced Fund	Mutual fund	87,158
	Dreyfus Opportunistic MidCap Value Fund	Mutual fund	41,023

			$1,956,228

*	Investment with parties-in-interest as defined under ERISA.

Column (d) was omitted as all investments are participant-directed.